Exhibit 10.9

                          CHECK TECHNOLOGY CORPORATION

                     EXECUTIVE OPTION EXERCISE LOAN PROGRAM
              (AS ADOPTED MARCH 14, 1995 AND AMENDED JUNE 26, 1997)

PURPOSE:

     The purpose of The Check Technology Corporation Executive Option Exercise Loan Program (the "Program") is to more closely align the goals and motivation of management with those of other Company shareholders and to provide key personnel with a long-term capital accumulation opportunity. This purpose is accomplished by providing selected management employees with loans to permit them to exercise their Company stock options and pay federal and state taxes realized upon such exercises.

DEFINITIONS:

     "Board" shall mean the Board of Directors of Check Technology Corporation as constituted from time to time.

     "Common Stock" shall mean the common stock of the Company, par value $.10 per share.

     "Company" shall mean Check Technology Corporation or any subsidiary thereof.

     "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Company as constituted from time to time; provided, however, each member of the Compensation Committee shall be a "disinterested" person within the meaning of Rule 16b-3 as then in effect under the Securities Exchange Act of 1934. The Board shall administer the Program unless it shall delegate such administration to the Compensation Committee.

     "Eligible Employee" shall mean any executive officer of the Company that the Board has determined may be granted a loan pursuant to the Program.

     "Loan" shall mean a loan made to a Participant pursuant to this Program and evidenced by a Promissory Note.

     "Participant" shall refer to an Eligible Employee that has a Loan outstanding.

     "Program Administrator" shall mean the person or persons designated as such by the Board. If no person has been designated, the Program
Administrator shall be the Secretary of the Company.

      "Promissory Note" shall mean a Limited Recourse Promissory Note evidencing a Loan made to a Participant by the Company pursuant to the terms of this Program.

     "Purchased Shares" shall mean all of the shares of Common Stock purchased by a Participant at the time a Loan was made to such Participant hereunder.

PROGRAM:

     1. SELECTION OF ELIGIBLE EMPLOYEES. From time to time, the Board shall determine the Eligible Employees who may be granted Loans hereunder and the maximum amount of the Loans, which amount will be stated in terms of the maximum number of Company stock option shares that each may exercise utilizing Loans as provided hereunder. As soon as possible after the determination by the Board, the Program Administrator will notify each Eligible Employee in writing of his or her eligibility and the options that he or she may exercise utilizing Loans under the terms of the Program. An Eligible Employee shall cease being an Eligible Employee on the date on which he or she ceases to be an employee of the Company. The rights of an Eligible Employee to borrow money hereunder are not transferable and may not be exercised by any person other than the Eligible Employee. The Board may revoke or reduce an Eligible Employee's borrowing authority at any time.

     2. THE LOAN. An Eligible Employee may borrow from the Company 100% of the cost of exercising one or more Company stock options held by such Eligible Employee (vested portions only) plus 100% of the amount of any federal and state tax payable by the Eligible Employee as a result of the exercise. The Eligible Employee may only borrow the funds from the Company if they are used to exercise Company options and pay taxes. The Loan will be evidenced by a Promissory Note. The terms of the Promissory Note will be:

          (a) The unpaid principal balance will accrue simple interest at a floating rate equal to the lesser of (i) the average interest rate charged under the Company's bank line of credit or the prime rate if the Company has no line of credit; or (ii) the average rate of interest on the Company's investment of its cash and other liquid funds. Interest is due annually.

          (b) The Company will have the option of declaring the payment of all accrued and unpaid interest and the unpaid principal balance due, in part or in full, on the earlier to occur of (i) a date determined by the Board, which date shall not be later than the fifth anniversary of the Determination Date; (ii) the Participant's termination of employment with the Company for any reason; or (iii) the date Participant sells or otherwise disposes or attempts to dispose of all of the Purchased Shares. If a portion of the Purchased Shares is to be sold, the Participant may request that only a pro rata portion of the proceeds be utilized to pay off the Loan. The Participant may retain proceeds representing the Participant's level of equity in the Purchased Shares sold.

          (c) The Promissory Note will be secured by a Security Agreement granting the Company a first lien security interest in the Purchased Shares.

          (d) The Promissory Note will limit recourse against the Participant who made the Promissory Note to the Purchased Shares and any proceeds thereof.

          (e) Any cash dividends paid with respect to the Purchased Shares will be applied by the Company in payment on the Promissory Note. Any non-cash dividends, distributions or stock splits made with respect to the Purchased Shares shall be retained by the Company as additional security for the Loan.

          (f) At the discretion of the Board, up to 50% of the proceeds of any bonus earned by the Participant shall not be paid to the Participant but shall be applied directly by the Company in payment on the Promissory Note.


          (g) Sections 415 and 401(a)(17) of the Internal Revenue Code restrict the ability of certain highly compensated Employees from receiving their full benefits under certain employee benefit plans sponsored by the Company. As a result, amounts equal to the value of the number of shares or dollars the Participant would have been allocated under any and all employee benefit plans sponsored by the Company but for the limitations under Sections 415 and 401(a)(17) will be applied by the Company in payment on the Promissory Note at the time such allocations would have been made to the Participant.

          (h) The Participant may prepay the Loan in whole or in part at any time without penalty. At the option of the Board, Loans could be repaid by the tender of Company Common Stock already owned by the Participant.

          (i) All payments made or applied on the Promissory Note shall be used first to pay the accrued but unpaid interest and then to reduce the unpaid principal balance.

          (j) The current form of Promissory Note and Security Agreement are Exhibits 1 and 2 hereto.

     3. EXERCISE OF OPTIONS. Following the Determination Date, an Eligible Employee may borrow funds as set forth above to purchase shares of Common Stock by means of the exercise of outstanding and vested options granted by the Company on the following terms:

          (a) An Eligible Employee that wishes to borrow funds pursuant to this Program to acquire Common Stock by means of exercising options may do so by giving written notice to the Program Administrator indicating the Eligible Employee's name, the number of shares of Common Stock he or she desires to acquire hereunder and any other information reasonably requested by the Program Administrator.

          (b) As soon as the exercise of the option requested by the Eligible Employee has been approved by the Program Administrator, the Eligible Employee will (i) execute and deliver the Promissory Note to the Program Administrator; and (ii) execute and deliver the Security Agreement to the Program Administrator.

          (c) The certificate(s) representing the Purchased Shares will be registered in the name of the Participant, but will be held by the Company and pledged to the Company under the Security Agreement to secure payment of the

     Promissory Note. So long as the Participant owns the Purchased Shares and is not in default under the Loan, he or she shall retain the right to vote the Purchased Shares.


     4.  MISCELLANEOUS.

          (a) The Board of the Company may amend or terminate this Program at any time; provided, however, no such termination or amendment shall affect any Loan or Promissory Note outstanding at the time the Program is amended by the Board unless the Participant who obtained the Loan and issued the Promissory Note being modified agrees.

          (b) The Plan Administrator may make Loans hereunder upon the authority of the Board or the unanimous approval of the Executive Committee of the Board.

APPROVALS:

     The foregoing Program was adopted by the Board of Directors of the Company at its meeting on March 14, 1995 and amended on June 26, 1997.



                                   ----------------------------------
                                   Thomas H. Garrett, Secretary

                                    PROMISSORY NOTE

$
----------------                                       ---------------
 (amount)                                                  (date)

     FOR VALUE RECEIVED, _________________ (the "Promisor") hereby promises to pay to the order of Check Technology Corporation (the "Holder") the principal sum of _____________ Dollars ($_________), plus interest accrued at a floating rate computed on the unpaid principal balance commencing on the date hereof and equal to the lesser of (i) the average interest rate charged under the Company's bank line of credit, or the prime rate if the Company has no line of credit; or
(ii) the average rate of interest on the Company's investment of its cash and other liquid funds. At the date hereof, the interest rate was _______ percent (___%) and adjustments, if any, shall be made at the end of each calendar quarter thereafter. Such principal and interest shall be paid on or before the earlier of the _______ anniversary date hereof or the date Promisor ceases to be employed by the Holder.

     The Promisor reserves and shall have the right to prepay at any time the unpaid principal balance of this Note, together with accrued interest to date, without premium or penalty.

     The unpaid principal balance of this Note shall, at the option of the Holder hereof, immediately due and payable in the case of any one or more of the following events occurring:

     (a) the Promisor shall make a general assignment for the benefit of creditors;

     (b) the Promisor shall become or be adjudicated bankrupt or shall voluntarily file a petition for bankruptcy; or

     (c) the Promisor shall apply for the appointment of a receiver or a trustee for any substantial portion of Promisor's property or assets or shall permit the appointment of any such receiver or trustee who is not discharged within a period of 30 days after such appointment.

The Promisor hereby waives demand, presentment, notice of non-payment, protest, notice of protest, notice of dishonor and diligence in collection. Furthermore, in any action or proceeding based upon the Note, the Holder shall be entitled to recover reasonable attorneys' fees and all other reasonable costs of collection.

     THIS NOTE IS SECURED BY A SECURITY AGREEMENT OF EVEN DATE HEREOF BETWEEN THE HOLDER AND THE PROMISSOR. NOTWITHSTANDING THE ABOVE PROVISIONS OF THIS NOTE, THE PROMISSORY'S LIABILITY TO PAY THE AMOUNTS AMOUNT DUE UNDER THIS
NOTE IS LIMITED TO THE COLLATERAL NOW OR HEREAFTER HELD BY THE HOLDER PURSTANT TO THE SECURITY AGREEMENT. IN NO EVENT SHALL THE PROMISSORY BE PERSONALLY LIABLE FOR ANY DEFICIENCY RESULTING FROM THE SALE OF SUCH COLLATERAL, NOR SHALL ANY ACTION OR PROCEEDING IN ANY EVENT BE BROUGHT BY HOLDER AGAINST PROMISSOR TO OBTAIN A PERSONAL JUDGMENT AGAINST PROMISSOR FOR ANY AMOUNT DUE UNDER THIS NOTE.

                              ------------------------------
                                   Promisor

                               SECURITY AGREEMENT


     ____________________, (the "Borrower") hereby grants to Check Technology Corporation (the "Secured Party") a security interest in those certain assets of Borrower described in Section 1 below (collectively referred to hereinafter as the "Collateral"). This security interest is to secure payment to the Secured Party of that certain Promissory Note dated _______________________ in the aggregate amount of ______________ Dollars ($________________) (the "Secured
Obligations").

     1. COLLATERAL. The Collateral subject to this Agreement consists of __________ shares (the "Pledged Shares") of Check Technology Corporation common stock, all certificates representing the Pledged Shares, and all proceeds of any of the foregoing, including any dividends or distributions in respect of the Pledged Shares and any property issued in exchange or substitution for the Pledged Shares (all of the foregoing being collectively referred to herein as the "Collateral").

     2.  BORROWER'S SPECIFIC AGREEMENTS.  Borrower agrees that:

     (a) All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party. Unless there is then existing an Event of Default (as defined below) by Borrower, the Pledgor shall be entitled to vote the Pledged Shares. Upon the occurrence of any Event of Default, all voting rights shall revert of the Secured Party.

     (b) The Borrower agrees to from time to time promptly execute and deliver all further instruments and documents, and take all further action, that Secured Party may reasonably request in order to exercise and enforce his rights and remedies under this Agreement.

     (c) The Borrower agrees that until the Secured Obligations have been paid in full, Borrower will not sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or create or permit to exist any lien, security interest, option or other charge or encumbrance upon any of the Collateral, except for this Security Agreement.

     3. EVENTS OF DEFAULT. The Secured Obligations shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default:

     (a) Borrower shall make a general assignment for the benefit of creditors.

     (b) Borrower shall become or be adjudicated bankrupt or shall voluntarily file a petition for bankruptcy.

     (c) Borrower shall apply for the appointment of a receiver or a trustee for any substantial portion of his or her property or assets or shall permit the appointment of any such receiver or trustee who is not discharged within a period of 30 days after such appointment.

     (d)  Borrower shall cease to be an employee of Check Technology
Corporation.

     4.  REMEDIES.

     (a) Borrower recognizes that, in the event he or she violates any of the warranties, covenants, terms and conditions of this Agreement, no remedy at law will provide adequate relief to the Secured Party and Borrower hereby agrees that the Secured Party shall be entitled to temporary and permanent injunctive relief in case of any breach without the necessity of proving actual damages.

     (b) Upon the occurrence of any such event of default, and at any time thereafter, the Secured Party shall have the rights and remedies of a secured party under the Minnesota Uniform Commercial Code and under any and all other laws in addition to the rights and remedies provided herein or in any other instrument or paper executed by Borrower. All rights, powers and remedies hereunder or in any other instrument provided are cumulative and none is exclusive.

     5.  TERM; BINDING EFFECT; GOVERNING LAW.

     (a) This Agreement, on acceptance by the Secured Party, shall continue in effect until the Secured Obligations have been paid in full.

     (b) This Security Agreement shall be binding and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

     (c) The validity, interpretation, enforcement and effect of this Security Agreement shall be governed by the laws of the State of Minnesota.

     6. SEPARABILITY. In the event that any provision hereof be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any provision hereof and any and all provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

This Agreement has been executed and delivered at _________________________, Minnesota this _____ day of ________________, 199___.


                              ------------------------------
                                   Borrower

Accepted at ________________, Minnesota this _____ day of _______________,
19___.

                              CHECK TECHNOLOGY CORPORATION

                              By
                                 ---------------------------
                              Its
                                 ---------------------------